EXHIBIT 10.2

  MEMORANDUM OF AGREEMENT
                                                             SALEFORM 1993
  Dated:      August 31, 1995

  FPS II, Inc., as holder of legal title for the benefit of DeepFlex Production Partners, L.P. hereinafter called the Sellers, have agreed to sell, and Reading & Bates (U.K.) Limited hereinafter called the Buyers, have agreed to buy

  Name: FPS EDDIE DELAHOUSSAYE (ex- TREASURE DRILLER)

  Classification Society/Class: DnV/+1A1  Column Stabilized  Unit, Drilling
  Vessel

  Built:      1974              By:   Bethlehem Beaumont, Texas

  Flag: Bahamas       Place of Registration: Nassau, Commonwealth of Bahamas

  Call Sign:  C6IF8 Grt/Nrt:  9199/7267

  Register Number:

  hereinafter called the Vessel, on the following terms and conditions:

  Definitions

  "Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

  "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modem form of written communication.

  "Classification Society" or "Class" means the Society referred to above.

  1.    Purchase Price EIGHTEEN MILLION DOLLARS (U.S. $18,000,000.-)

  2.    Deposit           None

  3.    Payment

  The Purchase Price shall be comprised of: (a) a cash portion of $3,000,000, (b) a waiver and release by Buyers' affiliates of receivables amounting to $292,319 owing to Buyers' affiliates by Sellers' affiliates, substantially in the form attached as Exhibit "A" of this Agreement, to be delivered by Buyers at closing and (c) a certificate representing 1,232,057 shares of the common stock of Reading & Bates Corporation ("RBC") (the "Shares") to be delivered by Buyers at closing. The rights and obligations of the parties with respect to the Shares are as set out in the Common Stock Issuance Agreement to be executed and delivered by Sellers and RBC concurrently upon execution of this Agreement, substantially in the form attached as Exhibit "B" to this Agreement.

  The cash portion of said Purchase Price shall be paid in full free of bank charges to Sellers' account (at a bank designated by Sellers in writing to Buyers within 5 U.S. business days from the date of this Agreement) at closing on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of the Agreement and Notice of Readiness has been given in accordance with Clause 5.

  4.    Inspections

  a) The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in Invergordon, Scotland on August 29, 1995 and have accepted the vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.

  b)    Deleted

  5.    Notices, time and place of delivery

  a)    Deleted

  b) The Vessel shall be delivered and taken over safely afloat at its present location at Invergordon, Scotland.

        Expected time of delivery:          September 15, 1995

        Date of cancelling (See Clauses 5 c) and 14):October 31, 1995

  c) Should the Vessel become an actual, constructive or compromised total loss before delivery, this Agreement shall be null and void, and none of the parties shall have any liability or obligation hereunder. In the event the Vessel suffers damage before the delivery and such damage does not constitute an actual, constructive or compromised total loss, and Sellers determine that such damage cannot be repaired prior to October 31, 1995, the Sellers shall notify the Buyers in writing stating the date on which Sellers anticipate the Vessel will be ready for delivery and proposing a new cancelling date. Within 5 business days of the receipt of such notification, the Buyers shall have the option of either cancelling this Agreement, without further liability to either party, or accepting such new cancelling date proposed in Sellers' notification. This new cancelling date shall be further extended to the extent that the Vessel is not repaired on or before such date due to reasons of force majeure.

  d)    Deleted

  6.    Deleted

  7.    Spares/bunkers, etc.

  The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare thruster shafts(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but unpaid spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare thruster shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

  The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire): Leased or third party owned equipment, if any, temporarily installed on the Vessel.

  The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed drums.

  8.    Documentation

  The place of closing:

  In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

  a) Legal Bill of Sale in a form recordable in The Bahamas (the country in which the Buyers are to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims or liens whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

  b)    Current   Certificate  of   Ownership  issued   by   the  competent
        authorities of the flag state of the Vessel.

  c)    Deleted

  d) Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

  e) Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

  f) Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement. The additional documentation listed in Clause 17 below.

  At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

  At the time of delivery the Sellers shall hand to the Buyers the files and records as well as all plans etc., specifications, drawings ("as built"), operation and other manuals pertaining to the Vessel and her equipment which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same. Buyers acknowledge that sellers have done engineering work and drawings that relate to the conversion of the Vessel to a floating production system. Such work and drawings are not a part of this sale and shall remain the exclusive property of Sellers.

  9.    Encumbrances

  The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts or liens whatsoever. The Sellers hereby undertake to defend and indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

  10.   Taxes, etc.

  Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account. Any taxes, charges, fees, customs duties or other charges arising as a result of the sale of the Vessel hereunder shall be for the Sellers' account.

  11.   Condition on delivery

  The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of the Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted free and clear of all debts, liens and encumbrances of whatever nature.

  "Inspection in this Clause 11 shall mean the Buyers' inspection according to Clause 4 a), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of the Agreement shall be the relevant date.

  * Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

  12.   Name/markings

  Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

  13.   Buyers' default

  In the event Buyers shall default in the performance of this Agreement, Sellers may at their option cancel this Agreement, in addition to any other right or remedy available at law or equity.

  14.   Sellers' default

  In the event Sellers shall default in the performance of this Agreement, Buyers may at their option cancel this Agreement, in addition to any other right or remedy available at law or equity.

  15.   Buyers' representatives

  After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers have the right to place two representatives on board the Vessel at their sole risk and expense. These representatives are on board for the purpose of familiarization and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.

  16.   Arbitration

  a)    Deleted

  b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.

        The proceeding shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.

  c)    Deleted

  17.    Additional Closing Documentation

  At the time of delivery of the vessel, the Sellers shall provide to the Buyers the following documents (in addition to those required elsewhere in this Agreement) in form and substance reasonably satisfactory to
  Buyers:

        a.    Certified  and  notarized  true  copies  of  Sellers'   board
              resolutions authorizing  sale of the Vessel;

        b. Sellers' power of attorney notarized (and legalized by the Bahamanian consul, if required by laws of Bahamas); and

        c.    Certificate of Encumbancy.

  18.   Indemnification

  Sellers agree to defend, indemnify and hold harmless Buyers, their parent, subsidiary and affiliated companies, their agents, directors, officers and employees, and each of them (collectively the "Buyers' Group"), from any and all claims, demands, actions, damages, losses and expenses, including court costs and reasonable attorneys' fees, for loss, damage or injury (including death resulting therefrom) to person or property, whether in tort or contract, arising out of, incidental to, or in connection with operations of the Vessel at any time prior to the delivery of the Vessel by the Sellers to the Buyers hereunder, regardless of whether any such claim, demand or action is asserted before or after such delivery and regardless of whether Buyers Group, or any of them, was or may be alleged to have been negligent, strictly liable or otherwise legally responsible.

  Buyers agree to defend, indemnify and hold harmless Sellers, their parent, subsidiary and affiliated companies, their agents, directors, officers, and employees, and each of them (collectively the "Sellers Group"), from any and all claims, demands, actions, damages, losses and expenses, including court costs and reasonable attorneys' fees, for loss, damage or injury (including death resulting therefrom) to person or property, whether in tort or contract, arising out of, incidental to or in connection with operations of the Vessel at any time subsequent to delivery of the Vessel by the Sellers to the Buyers hereunder, regardless of whether any such claim, demand or action is asserted before or after such delivery and regardless of whether the Sellers Group, or any of them, was or may be alleged to have been negligent, strictly liable or otherwise legally responsible.

  19.   Agents and Brokers

  Sellers shall be responsible for payment of a one percent (1%) commission on the Purchase Price payable to Fearnley Offshore AS, which may be paid in cash or stock (subject to the same terms as applicable to Sellers) to be received by Sellers pursuant to this Agreement. Except for such commission, each party represents and warrants that it has not retained or employed any broker, finder or agent or taken any action that would give rise to any claim for a commission, finder's fee or other similar payment with respect to the sale of the Vessel and shall defend, indemnify and hold harmless the other parties hereto from any and all claims, demands or causes of action with respect thereto.

  20.   Consequential Damages

  In no event shall either party hereto be liable to the other for loss of profits, business interruption, loss of production or gains or any other incidental, consequential or special damages in any manner arising out of this Agreement.

  21.   Assignment

  This Agreement shall not be assignable, in whole or in part, by either party hereto, without the prior written consent of the other party hereto, except that either party may assign all of their rights, title and interest in this Agreement (including, inter alia, in the case of the Buyers the right to take delivery of the Vessel subject to the terms of this Agreement) to any direct or indirect subsidiary or affiliated company, provided that the assigning party shall remain primarily responsible for the performance of its duties and obligations under this Agreement.

  22.   Additional Closing Documentation - Buyers

        Buyers shall deliver at closing the following:

           a. Certificate representing 1,232,057 shares of common stock of Reading & Bates Corporation registered, as specified in the Common Stock Issuance Agreement, and bearing the restrictive legend referred to in Section 3(b) of the Common Stock Issuance Agreement at even date between Sellers and Reading & Bates Corporation;

           b. Corporate resolutions and encumbancy certificates for Buyers and Reading & Bates Corporation; and

           c. Opinion of counsel of Reading & Bates Corporation, in form and substance reasonably satisfactory to Sellers, that such shares of common stock of Reading & Bates Corporation to be delivered at closing have been duly authorized, validly issued and are fully paid and nonassessable.

  23.   Condition Subsequent

        Sellers' obligations under this Agreement are subject to approval of the Board of Directors of DeepTech International Inc. and the Management Committee of DeepFlex Production Partners, L.P. which Sellers undertake to obtain on or before 5:00 p.m., Central Daylight Time, September 8, 1995. If such approvals are not obtained on or before such time, either party shall be entitled to terminate this Agreement by delivery of written notice to the other party. Upon delivery of such notice, this Agreement shall be null and void, and neither party will have any liability or obligation hereunder.

  Reading & Bates Corporation has executed this document to evidence its direct obligations under Clauses 3 and 22 and to unconditionally guarantee the obligations of Reading & Bates (U. K.) Limited.

               FPS II, Inc., as holder of legal title for the benefit of DeepFlex Partners, L. P.

               By:  ________________________________________
               Its:  _______________________________________

               READING & BATES (U. K.) LIMITED

               By:  ________________________________________
               Its:  _______________________________________

               READING & BATES CORPORATION

               By:  _________________________________________
               Its: _________________________________________

  The undersigned, DeepFlex Partners, L. P., acting through its duly appointed General Partner, ____________, hereby approves and consents to FPS II, Inc. entering into the foregoing Memorandum of Agreement, on the terms and conditions set forth therein, as fully and to the same extent as had DeepFlex Partners, L.P. been a party thereto.

  Date: August 31, 1995               DEEPFLEX PARTNERS, L.P.

                                By:   DeepFlex Holdings L.L.C.
                                Its:  General Partner

                                      By:   __________________________

                                      Its:  __________________________

                                                                 EXHIBIT "A"

                              WAIVER AND RELEASE

        FOR VALUE RECEIVED, Reading & Bates Development Co. hereby waives any and all rights it may have, and releases FPS 1, Inc. from any liabilities, for payment of the following issued and outstanding invoices:

        Invoice Date        Invoice No.           Invoice Amount
        ------------        -----------           --------------
          03/08/95           400-0030                   750.00
          03/07/95           400-0009                73,747.95
          03/08/95           040-0010                 6,792.62
          04/10/95           040-0011                63,689.25
          04/10/95           040-0012                23,410.66
          05/09/95           040-0013                20,556.91
          06/13/95           040-0014                   273.38
          03/08/95           430-0010                48,532.09
          03/08/95           430-0011                19,329.40
          04/10/95           430-0012                34,145.79
          04/10/95           430-0013                   632.22
          05/09/95           430-0014                   458.82
                                                   -----------
  Total Amount of Outstanding Invoices             $292,319.09
                                                   ===========

          IN WITNESS WHEREOF, Reading & Bates Development Co. has caused this waiver and release to be duly executed, delivered and effective on this 15th day of September, 1995.

                                      READING & BATES DEVELOPMENT CO.


                                      By:   _________________________

                                      Its:  _________________________

                                                                 EXHIBIT "B"


                        COMMON STOCK ISSUANCE AGREEMENT

         This Common Stock Issuance Agreement (the "Agreement") is dated as of August 31, 1995, by and between Reading and Bates Corporation (the "Company") and DeepFlex Production Partners L.P. (the "Purchaser"). Capitalized terms used but not defined herein are used as defined in the Memorandum of Agreement dated August 31, 1995 between the Company and FPS II, Inc. on behalf of the Purchaser (the "Purchase Agreement").

                                   Recitals

         1. Each of the Company and FPS II, Inc., as holder of legal title for the benefit of DeepFlex Production Partners L.P. of that certain semisubmersible drilling rig "FPS EDDIE DELAHOUSSAYE" (EX- "TREASURE DRILLER") registered in the Commonwealth of Bahamas, has entered into and agreed to perform the Purchase Agreement.

         2. In connection with the transactions contemplated by the Purchase Agreement, the Company has agreed to issue certain shares (the "Shares") of its Common Stock, $.05 par value (the "Common Stock"), to the Purchaser as provided in the Purchase Agreement.

         3. The Purchaser has requested that the Company undertake to register the Shares under the Securities Act of 1933, as amended (the "Act"), for resale from time to time following the date of the closing referred to in the Purchase Agreement (the "Closing Date").

        Accordingly, in consideration of the premises and the mutual agreements contained herein and in the Purchase Agreement, the parties hereto hereby agree as follows:

         Section  1.  Agreements to Issue and Purchase.

        Subject to all the terms and conditions set forth herein and in the Purchase Agreement, (i) the Company hereby agrees to issue and sell in a private offering to the Purchaser and (ii) the Purchaser agrees to acquire from the Company, 1,232,057 Shares.

         Section 2.  Delivery of the Shares.

        Issuance and delivery to the Purchaser (or its nominee as described in Section 9(i) hereof) of the Shares by the Company shall be made at the closing referred to in the Purchase Agreement promptly following the receipt by the Company of listing approval for the Shares on the New York Stock Exchange. The place and time of delivery for the Shares may be varied by agreement between the Purchaser and the Company.

         Section 3.  Legends; Transfer Restrictions.

         (a) To insure compliance with the applicable provisions of the Act and the terms of this Agreement, no Shares shall be sold or transferred except in a transaction permitted by this Section 3 or involving the registration of such Shares under the Act.

         (b) Except as otherwise provided in Section 3(e) hereof, each certificate for any Shares shall be issued with a legend in substantially the following form:

         "The transfer of the securities represented by this certificate is subject to the conditions specified in that certain Common Stock Issuance Agreement dated as of August 31, 1995, with Reading & Bates Corporation (the "Company"), as the same may from time to time be amended. The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or under any state securities or laws and may not be offered or sold unless such offer or sale is made pursuant to an effective registration statement under the Securities Act or is made in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws.

         (c) Each holder of Shares shall have the right to transfer Shares (i) to any Person who agrees in writing to take the same subject to the terms and provisions of this Agreement or (ii) pursuant to Rule 144 or Regulation S under the Act or any successor rule or regulation thereto; provided, that in the case of clause (i) above, no such transfer shall be effective unless the written agreement providing for such transfer includes representations and warranties (expressed to be for the benefit of the Company as well as all other holders of Shares) substantially in the form set forth in Section 6 hereof (other than clause (e) thereof) and signed counterparts of such agreement are delivered to the Company. Each such transferee shall be subject to the same transfer restrictions imposed by this Agreement.

         (d) Notwithstanding anything to the contrary in this Agreement, no holder of Shares shall transfer any Shares pursuant to Section 3(c) hereof, and no such transfer shall be effective, unless such holder has delivered to the Company an opinion of counsel reasonably satisfactory to the Company (which counsel may include attorneys who are employees of such holder) that registration in respect of such transfer is not required under the Act.

         (e) Notwithstanding the foregoing provisions of this Section 3, all of the restrictions imposed hereby upon the transferability of the Shares shall terminate as to such Shares when:

         (i) they have been registered under the Act and sold in accordance with such registration; or

         (ii) counsel reasonably satisfactory to the Company has rendered an opinion to the Company that all of the Shares may be freely sold to the public without compliance with the registration provisions of the Act or any volume or manner of sale restrictions under Rule 144; or

         (iii) counsel reasonably satisfactory to the Company has rendered an opinion to the Company that such Shares may be freely sold to the public without compliance with the registration provisions of the Act.

         Whenever the restrictions imposed by this Section 3 terminate as to any Shares, the holder thereof shall be entitled to receive from the Company, upon certification by the holder as to the circumstances of such termination to the reasonable satisfaction of the Company, without expense, a new certificate not bearing the legends otherwise required pursuant to this Section 3.

         Section 4.  Registration by the Company.

         The Company and the Purchaser hereby agree as follows:

         (a)    The  Company undertakes  and  agrees  to  take  all   action
  required to permit the holders of the Shares to offer and sell the Shares pursuant to an effective registration statement covering the Shares (a "Registration Statement") at all times during the Registration Period (as defined below) and to ensure that one or more Registration Statement(s) and any related prospectus (each, a "Prospectus") remain continuously effective and in full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations")
  until  the  end  of  the Registration  Period.    In  furtherance of  the
  foregoing, the Company shall file a "shelf" Registration Statement within 30 days of the Closing Date and shall thereafter use its best efforts to cause such Registration Statement to be declared effective as soon thereafter as practicable.

        (b) The "Registration Period" shall begin on the date that a Registration Statement with respect to the Shares is declared effective and shall continue until terminated by the Company by notice to the holders of Shares; provided, that the Company shall not terminate the Registration Period prior to the earlier to occur of (i) the first anniversary of the date on which the Registration Statement is first decalared effective or (ii) the sale of all of the Shares pursuant to a Registration Statement. Notwithstanding the foregoing, the Registration Period shall be extended by a period of time following such first anniversary equal to any period of time that offers and sales of Shares under the Registration Statement are prevented by any stop order, injunction or other action of the Commission or any Notice of Amendment pursuant to Section 4(e).

        (c) During the Registration Period, the Company will advise holders of Shares promptly in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of any change in the Company's condition (financial or other) business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the applicable requirements of the Act or the Exchange Act or the Rules and Regulations. If at any time a stop order suspending the effectiveness of the Registration Statement shall be issued, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

        (d) During the Registration Period, the Company will expeditiously deliver to each holder of Shares, without charge, such number of copies of the Registration Statement and the Prospectus and of any amendment or supplement thereto as each holder of Shares may reasonably request. The Company consents to the use of the Registration Statement and the Prospectus and of any current amendment or supplement thereto by each holder of Shares for non-underwritten resales of Shares during the Registration Period in accordance with the Act, the Exchange Act and the Rules and Regulations.

        (e) If during the Registration Period any event shall occur that in the judgment of the Company is required to be set forth in the Prospectus as then amended or supplemented or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus or to file under the Exchange Act any document which, upon filing, will be incorporated by reference therein in order to comply with the Act, the Exchange Act or the Rules and Regulations, the Company will forthwith notify the holders of Shares in writing of such event or requirement (a "Notice of Amendment") and prepare and file with the Commission an appropriate supplement or amendment thereto and furnish copies thereof, together with a written notice of such amendment or supplement ("Notice of
  Correction"), to the holders of Shares. Following any Notice of Amendment as aforesaid, no holder of Shares shall effect any offer or sale of Shares prior to receipt from the Company of a Notice of Correction, which notice shall include a statement that sales of the Shares are again permitted under the Registration Statement. Each holder of Shares included in the Registration Statement undertakes and agrees expeditiously to provide a complete and accurate Holder Questionnaire or otherwise confirm to the Company any information regarding such holder included or required to be included in the Registration Statement, to update such holder's Holder Questionnaire whenever necessary and to inform the Company in writing of any additions to or other changes in such information, including any changes in the number of Shares or other securities of the Company from time to time owned by such holder.

        (f) In connection with each Registration Statement, the Company shall pay all filing fees of the Commission, printing expenses, stock exchange listing fees, Company counsel and auditor fees (but not fees of counsel or auditors for the holders of Shares), registrar and transfer agent fees and "blue sky" and National Association of Securities Dealers, Inc. fees.

        (g) The Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock in connection with the issuance of the Shares contemplated hereby.

        (h) The Company shall (i) apply to the New York Stock Exchange for the listing of the Shares thereon prior to the Closing Date, (ii) use its best efforts to have the Shares approved for listing, subject to notice of issuance, thereon and (iii) maintain the listing of the Shares thereon as long as the Common Stock is so listed.

        (i) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to effect the registration, issuance, offer, underwriting and/or sale of securities issued by the Company or its subsidiaries (whether issued and outstanding prior to or subsequent to the date hereof) at any time during the Registration Period (including, without limitation, by including other securities issued by the Company in a Registration Statement or by extending any existing shelf registration pursuant to Rule 415 under the Act) and, except as expressly provided herein, holders of Shares shall not be entitled to participate in any such registration, offering or transaction without the Company's prior consent.

        (j) In connection with a reasonable and customary due diligence investigation relating to a Registration Statement, the Company shall
  (i) make reasonably available for inspection by holders of Shares and their attorneys, accountants and other agents and representatives all relevant financial and other records, corporate documents and properties and (ii) cause the Company's officers, directors and employees to cooperate in supplying all information reasonably requested by such persons; provided, that any information that is designated by the Company as confidential shall be kept confidential by such persons, unless disclosure thereof is required by applicable law or regulation or such information becomes publicly available other than as a result of a breach hereof by any such person.

         (k) In the event that a Registration Statement is effective and available to the holders for resales of Shares for less than 330 days during the 365-day period immediately following the Closing Date, at any time that the Shares are not registered for resale pursuant to an effective Registration Statement, the Purchaser shall be entitled to one demand registration and unlimited "piggyback" registrations with respect to the Shares as provided in this Section 4(k):

         (i)  Demand Registrations.

        (A) Upon the the written demand of the Purchaser to the Company specifying the number of Shares to be registered and the intended method of disposition thereof, the Company will promptly prepare and file, and will thereafter use its best efforts to cause to be declared effective, a Registration Statement covering such Shares as promptly thereafter as possible.

        (B) The Company shall enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Shares being sold or the managing underwriter or underwriters retained by holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of the Shares.

        (C) The Company, if requested by the managing underwriter or underwriters, if any, or by any holder of Shares covered by the Registration Statement, shall promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of Shares being sold by such holder to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

        (D) As promptly as practicable after filing with the Commission of any document which is incorporated by reference in a Prospectus contained in a Registration Statement, the Company shall deliver a copy of such documents to each holder of Shares covered by such Registration Statement.

        (E) On or prior to the date on which the Registration Statement is declared effective, the Company shall use its best efforts to register or qualify, and cooperate with the holders of Shares included in such Registration Statement, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Shares covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing, (ii) keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective and
  (iii) do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Shares covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

        (F) The Company shall cooperate with the holders of Shares covered by the Registration Statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Shares to be sold under the Registration Statement, and enable such Shares to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request.

        (G) The Company shall use its best efforts to cause the Shares covered by the registration statement to be registered with or approved by such governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities.

        (ii) Piggyback Registrations. If the Company at any time proposes to effect the registration of shares of its Common Stock other than in respect of a dividend reinvestment or similar plan or on Form S-4 or S-8 or successor forms thereto, upon the written request of the Purchaser specifying the number of Shares to be registered, the Company shall include in such registration all of the Purchaser's Shares so requested to be included. In furtherance of the Purchaser's piggyback rights, at any time that the Purchaser has the right to request piggyback registration, the Company shall provide the Purchaser with ten days prior written notice of any registration of Common Stock to which such piggyback rights would apply hereunder.

        (iii) Amendments and Supplements. The Company agrees to (i) prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement prepared pursuant to this
  Section 4(k) as may be necessary to keep such Registration Statement continuously effective for a period of not less than six months (or such shorter period which will terminate when all Shares covered by such Registration Statement have been sold or withdrawn); provided, however, that each such six-month period shall be extended by a period to time equal to any period of time that offers and sales of the Shares under the Registration Statement are prevented by any stop order, injunction or other action by the Commission or any Notice of Amendment pursuant to
  Section 4(e), (ii) cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and (iii) comply with all provisions of the Act and all provisions of this Section 4, in each instance to the extent applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus.


         Section 5.  Representations and Warranties of the
  Company.

        The Company represents and warrants to the Purchaser, on and as of the Closing Date, as follows:

        (a) The Registration Statement in the form in which it becomes effective and any supplement or amendment thereto when filed with the Commission will comply in all material respects with the applicable provisions of the Act and the Rules and Regulations and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any holder of Shares furnished to the Company by or on behalf of any such holder in writing for use therein.

        (b) All the Shares have been duly authorized and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms hereof, will (i) be validly issued, fully paid and nonassessable and free of any preemptive or similar rights and (ii) have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.

        (c) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as currently conducted.

        (d) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities laws of various jurisdictions, which will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Restated Certificate of Incorporation (the "Charter") or Bylaws or other organizational documents of the Company, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of or default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its property may be bound, or violates or will violate any statute, law, regulation or filing or any judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

        (e) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

        (f) Neither the Company nor anyone acting on its behalf has directly or indirectly offered the Shares or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Purchaser. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Shares to the registration and prospectus delivery provisions of the Act prior to registration of the Shares as contemplated hereby.

        (g) The Company has not, and nor has anyone acting on its behalf, employed or engaged any agent, broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         Section 6.  Representations and Warranties of the
  Purchaser.

        The Purchaser represents and warrants to the Company, on and as of the Closing Date, as follows:

        (a) The Purchaser has been provided an opportunity to obtain such documents and information concerning the Company, the Shares, the Purchase Agreement and the transactions contemplated hereby and thereby as it has deemed appropriate in making its own analysis and financial and legal evaluation of the Company, the Shares, the Purchase Agreement and the transactions contemplated hereby and thereby, and the Purchaser represents and warrants that it has, independently and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition, business, creditworthiness and affairs of the Company and of the value and terms of the Shares, this Agreement and the Purchase Agreement.

        (b) The Purchaser represents and warrants that it is acquiring the Shares for its own account or the account of one or more separate accounts maintained and controlled by it, for which the Purchaser has investment discretion with respect to the acquisition of the Shares and on whose behalf the Purchaser has authority to make this representation, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing all or any portion thereof, all without prejudice to its right at any time, in accordance with this Agreement, lawfully dispose of all or any part of the Shares. The Purchaser acknowledges and agrees that the Shares have not been registered under the Act or any state securities law, or approved by the Commission or any state agency, and may be resold or otherwise transferred only if registered pursuant to the provisions of such Act and applicable state securities law or if an exemption from registration is available.

        (c) The execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement have been duly and validly authorized by the Purchaser, and this Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

        (d) The Purchaser represents that it is an "accredited investor" as such term is defined in Regulation D under the Act, is financially able to bear the risks of the investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks thereof.

        (e) The Purchaser has not, and nor has anyone acting on the Purchaser's behalf, employed or engaged any agent, broker or finder (other than Fearnley Offshore as provided in the Purchase Agreement) or incurred any liability for any brokerage fees, commission or finders' fees (other than to Fearnley Offshore as provided in the Purchase Agreement) in connection with the transactions contemplated hereby.

        (f) The information set forth in the Holder Questionnaire of the Purchaser is true and complete in all material respects and may be used by the Company in a Registration Statement until updated or revised by written notice to the Company by the Purchaser.

         Section 7.  Indemnification.

        (a) In connection with the Registration Statement, the Company agrees to indemnify and hold harmless each holder of securities covered thereby, the directors, officers, employees and agents of each holder and each person who controls any holder within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory laws or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that (i) the Company will not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such holder specifically for inclusion therein and (ii) such indemnity with respect to any Prospectus shall not inure to the benefit of any holder (or any director, officer, employee or agent of such holder or any person controlling such holder) from whom the person asserting any such loss, claim, damage or liability purchased the Shares if such person did not receive a copy of the current Prospectus as amended and supplemented and distributed to the holders by the Company at or prior to the confirmation of the sale of such Shares, to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in such current Prospectus as so amended and supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b) Each holder of Shares covered by the Registration Statement severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs the Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each holder, but only with reference to written information relating to such holder furnished to the Company on or behalf of such holder specifically for inclusion in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability which any holder may otherwise have.

        (c)   Promptly after  receipt by  an indemnified  party under  this
  Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel at the expense of the indemnifying party, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or any other indemnified party which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

        (d) In the event  that the indemnity provided in  paragraph (a)  or
  (b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (collectively "Losses") to which such indemnified party shall be subject in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.

  No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person not guilty thereof.

         Section 8.  Rule 144.

        The Company covenants that it will file the reports required to be filed by it under the Act, the Exchange Act and the rules and regulations thereunder or, if the Company is not required to file such reports, it will, upon the request of any holder of Shares, make publicly available other information so long as necessary to permit sales under Rule 144 under the Act, and it will take such further action as any holder of Shares may reasonably request all to the extent required from time to time to enable such holder to sell Shares without registration under the Act within the limitation of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         Section 9. Miscellaneous.

        (a) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns pursuant to Section 3(c)(i) and (d) hereof.

        (b) This Agreement may be signed in counterparts, each of which shall be an original and which taken together shall constitute one agreement. This Agreement and any modification or waiver hereof may be executed by facsimile signature.

        (c) This Agreement may be modified, waived, discharged or terminated only by an instrument in writing signed by the Company and holders of a majority of the Shares (without counting for such purposes Shares held by the Company or its affiliates).

        (d) All notices and other communications hereunder shall be in writing and shall be served either (i) personally, (ii) by certified mail, (iii) by overnight courier service, or (iv) by telecopier, in each case addressed to the party to whom notice is being given at its address as set forth below or at such other address as may hereafter be designated in writing by either party hereto. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) five business days after the date of posting if transmitted by certified mail, (iii) the first business day after receipt by the overnight courier service, or (iv) the date of transmission with confirmation answerback if transmitted by telecopier. Said parties may designate in writing from time to time other and additional places to which notices may be sent.

         All notices to the Company shall be given to it at:

              READING & BATES CORPORATION
              901 Theadneedle
              Houston, Texas 77079
              Attn: Wayne K. Hillin, Esq.
              Telephone Number: (713) 496-5000
              Telecopy Number: (713) 496-0285

              Copy to:

              Milbank, Tweed, Hadley & McCloy
              1 Chase Manhattan Plaza
              New York, New York 10005
              Attn: Richard S. Mitchell, Esq.
              Telephone Number: (212) 530-5000
              Telecopy Number: (212) 530-5219

        All notices to holders of Shares shall be given at the address set forth for the Purchaser in the Purchase Agreement, the Purchaser's Holder Questionnaire or otherwise indicated in writing to the Company by any such holder.

        (e) Damages in the event of breach of this Agreement would be difficult, if not impossible, to ascertain, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof. The existence of this right will not preclude the parties hereto from pursuing any other rights and remedies at law or in equity which they may have.

        (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        (g) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and, in the case of holders of Shares, permitted assigns pursuant to Section 3(c)(i) and (d) hereof, and is not the intention of the parties to confer third-party beneficiary rights upon any other person.

        (h) Except as otherwise expressly provided in this Agreement, each party will pay its own costs and expenses.

        (i) DeepFlex Production Partners L.P. hereby instructs the Company, at the closing contemplated by the Purchase Agreement, to issue all of the Shares in the name of DeepFlex Production Systems, Inc., an affiliate of DeepFlex Production Partners L.P. For purposes of this Agreement, including but not limited to Sections 4 and 6, the term "Purchaser" shall include both DeepFlex Production Partners L.P. and DeepFlex Production Systems, Inc. The Company agrees to cause the Shares to be registered in the name of DeepFlex Production Systems, Inc., and Deepflex Production Systems, Inc. hereby agrees to take the Shares at the closing contemplated by the Purchase Agreement subject to all of the terms and provisions of this Agreement.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date above first written.

                                      Company:

                                      READING & BATES CORPORATION


                                      By:   ____________________________
                                            Name:
                                            Title:

                                      Purchaser:

                                      DEEPFLEX PRODUCTION PARTNERS L.P.
                                      By:   DEEPFLEX HOLDINGS L.L.C.
                                      Title: General Partner


                                      By:   ___________________________
                                            Name:
                                            Title:

  Acknowledged and Agreed:

  DEEPFLEX PRODUCTION SYSTEMS, INC.


  By:  ___________________________
      Name:
      Title:

                                                                 EXHIBIT A

                             HOLDER QUESTIONNAIRE

         Holder  Questionnaire  pursuant   to  the  Common  Stock   Issuance
  Agreement dated as of August 31,  1995 among READING & BATES  CORPORATION
  and  DEEPTECH   PRODUCTION  PARTNERS,  L.P.  (the   "Agreement").    Each
  capitalized term used herein without definition shall have the meaning ascribed thereto in the Agreement.

         Please complete, execute, date and return to:

              Reading & Bates Corporation
              901 Threadneedle
              Suite 200
              Houston, TX 77079
              Attention: Wayne K. Hillin, Esq.

         The information requested below is required for purposes of any Registration Statement in which any Holder participates, and for purposes of certain Exchange Act filings. THE UNDERSIGNED HOLDER AGREES TO UPDATE AND AMEND THIS QUESTIONNAIRE IF THERE IS ANY MATERIAL CHANGE IN THE INFORMATION CONTAINED HEREIN AND TO PROVIDE ANY ADDITIONAL INFORMATION REQUESTED BY THE COMPANY PURSUANT TO SECTION 4(e) OF THE AGREEMENT.

  Information for notices:
            Legal Name of  Holder :____________________________
            Street Address :___________________________________
            Post Office Box:___________________________________
            City/State/Zip :___________________________________
            Fed. Tax ID. No.(if any):__________________________
            Telex Number: _____________
            Answerback_______________________
            Telecopier Number: _____________
            Type of Telecopier: _______________

  Contacts: (Please include Back-ups)

  1.Name:_________________________________________________
  Title:__________________________________________________
  Function:_______________________________________________
  Business Telephone:_____________________________________
  Home Telephone:_________________________________________

  2.Name:_________________________________________________
  Title:__________________________________________________
  Function:_______________________________________________
  Business Telephone:_____________________________________
  Home Telephone:_________________________________________

           Information  required   for  any   Registration  Statement   and
  Prospectus  pursuant to Item  507 of Regulation S-K  under the Securities
  Act:

            1. Describe the nature of any position, office or other material relationship (excluding normal banking relationships) which such Holder has had within the past three years with the Company or any of its affiliates.

            2. Enter below in the space indicated the number of shares of Common Stock or other securities of Reading & Bates Corporation convertible into or exchangeable or exercisable for Common Stock owned as of the date of this certificate (i) by the Holder signing this certificate for its own account and (ii) in the aggregate by affiliates (as defined in Exchange Act Rule 12b-2) of such Holder for their own accounts (excluding, in each case, any Common Stock or other securities of Reading & Bates Corporation convertible into or exchangeable or exercisable for Common Stock held by the Holder or its affiliates in investment accounts, in trust accounts, in custody accounts or in other similar fiduciary capacities).

  Holder    Affiliates

  ________  __________       Shares of Common Stock

  ________  __________       Other  convertible or  exchangeable securities
                             (Specify title of class or series and number of shares of Common Stock underlying such securities)

          The undersigned Holder hereby represents that the information contained herein is true and complete in all material respects as of the date hereof, and agrees to supplement this Holder Questionnaire upon the request of the Company and to update and amend this Holder Questionnaire if there is any material change in the information contained herein. The undersigned Holder hereby authorizes the Company to use the information contained herein in any registration statement or prospectus filed by the Company pursuant to the Agreement and to rely upon the information contained herein, until this Holder Questionnaire is amended or withdrawn, in executing any certificate, agreement or document contemplated by the Agreement.

          IN WITNESS WHEREOF the undersigned has duly executed this document as of the date set forth below.

                             ___________________________________
                             Name of Holder

                             By__________________________________
                                Signature of Authorized Signatory

                             _______________________________________
                             Printed Name of Authorized Signatory

                             _______________________________________
                             Title

                             _______________________________________
                             Date

                             COMPANY USE ONLY
                             Date Received_________________________